As filed with the Securities and Exchange Commission on December 22, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLD LINE BANCSHARES, INC.
 (Exact name of Registrant as specified in its charter)

Maryland	20-0154352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Cornelsen
President and Chief Executive Officer
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Frank C. Bonaventure, Jr.
 Ober, Kaler, Grimes & Shriver, a Professional Corporation
 100 Light Street
 Baltimore, MD 21202
 (410) 347-7305
 (443) 263-7505 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated file ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2) (3)	Proposed maximum offering price per unit (1) (2) (4)	Proposed maximum offering price (1) (2) (5) (6)	Amount of registration fee
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants to Purchase Common Stock or Preferred Stock
Units
Debt Securities
Total	$100,000,000		$100,000,000	$11,590

(1)
An indeterminate number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices, with an aggregate public offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2)
In accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933 (the “Securities Act”), information as to each class of securities to be registered is not specified.
(3)
The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)
The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(5)
Includes consideration to be received by the registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.
(6)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated December 22, 2016

PROSPECTUS

Old Line Bancshares, Inc.
Common Stock
Preferred Stock
Warrants
Units
Debt Securities

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $100,000,000.

This prospectus provides a general description of these securities. We will provide the specific terms of the securities offered in supplements to this prospectus at the time we offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

The securities may be offered directly by us or by any selling security holder on a continuous or delayed basis, through agents designated from time to time by us, to or through dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market, LLC under the symbol “OLBK.”
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The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
_______________

Investing in the securities offered by this prospectus involves risks.  See “Risk Factors” referred to on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2016.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information contained or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

References to “we,” “us,” “our,” “Old Line Bancshares” or the “Company” refer to Old Line Bancshares, Inc. and its subsidiaries, unless the context otherwise requires, and references to the “Bank” refer to Old Line Bank. The term “you” refers to a prospective investor.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In particular, the statements presented herein with respect to the expected reduction in certain non-interest expenses resulting from the closing of three branches on September 30, 2016 as well as the elimination of a number of positions during the second quarter of 2016, may constitute forward-looking statements. We may also include forward-looking statements in other statements that we make.

Forward-looking statements include statements with respect to our belief, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intensions and future performance, including our growth strategy and expansion plans, including potential acquisitions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond or control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements that are not descriptions of historical facts are forward-looking statements. Forward-looking statements often use words such as “believe,” “expect,” “plan,” “may,” “will,” “should,” “project,” “contemplate,” “anticipate,” “forecast,” “intend” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Factors that could cause actual results and performance to differ from those expressed in any of our forward-looking statements include, but are not limited to, among others: those that may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other factors described in our periodic reports we file with the SEC our ability to retain key personnel; our ability to successfully implement our growth and expansion strategy; risk of loan losses; that the allowance for loan losses may not be sufficient; that changes in interest rates and monetary policy could adversely affect Old Line Bancshares; that changes in regulatory requirements and/or restrictive banking legislation may adversely affect Old Line Bancshares; that the market value of our investments could negatively impact stockholders’ equity; risks associated with or lending limit; expenses associated with operating as a public company; deterioration in general economic conditions or a return to recessionary conditions; and changes in competitive, governmental, regulatory, technological and other factors that may affect us specifically or the banking industry generally. For a more complete discussion of some of these risks and uncertainties see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other filings we may make.

Our actual results and the actual outcome of our expectations and strategies could differ materially from those anticipated or estimated because of these risks and uncertainties and you should not put undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date made and we undertake no obligation to update the forward-looking statements to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of such registration statement and prior to the sale of all the securities covered by this prospectus (in each case excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

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our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 11, 2016;

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our definitive proxy statement for our annual meeting of stockholders held May 25, 2016, filed with the SEC on April 25, 2016;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC respectively on May 6, 2016, August 5, 2016 and November 4, 2016; and

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our Current Reports on Form 8-K filed on May 31, 2016, June 1, 2016, July 6, 2016, August 9, 2016 (solely with respect to Item 8.01), August 11, 2016, August 15, 2016 and September 2, 2016.

Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.oldlinebank.com or if you call or write to: Mark A. Semanie, Executive Vice President and Chief Operating Officer, Old Line Bancshares, Inc., 1525 Pointer Ridge Place, Bowie, Maryland 207176, telephone: (301) 430-2500.  The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

We have filed a registration statement with the SEC relating to the securities offered by this prospectus.  This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

OLD LINE BANCSHARES, INC.

General

We were incorporated under the laws of the State of Maryland on April 11, 2003 to serve as the holding company of Old Line Bank. Our primary business is to own all of the capital stock of Old Line Bank.

We are headquartered in Bowie, Maryland, approximately ten miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. We engage in a general commercial banking business, making various types of loans and accepting deposits. We market our financial services to small to medium sized businesses, entrepreneurs, professionals, consumers and high net worth clients. Our current market area consists of the suburban Maryland counties of Anne Arundel, Calvert, Charles, Montgomery, Prince George’s and St. Mary’s (Washington, D.C. suburbs) and Baltimore and Carroll (Baltimore City suburbs).

Our principal source of revenue is interest income and fees generated by lending and investing funds on deposit. We typically balance the loan and investment portfolio towards loans. Generally speaking, loans earn more attractive returns than investments and are a key source of product cross sales and customer referrals. Our loan and investment strategies balance the need to maintain adequate liquidity via excess cash or federal funds sold with opportunities to leverage our capital appropriately.

Old Line Bank is a trust company chartered by the State of Maryland. Old Line Bank was originally chartered in 1989 as a national bank under the title “Old Line National Bank.” Old Line Bank converted to a Maryland chartered trust company exercising the powers of a commercial bank in June 2002, and does not exercise trust powers - its regulatory structure is the same as a Maryland chartered commercial bank. Old Line Bank is regulated by the Maryland Commissioner of Financial Regulation (the “Commissioner”) and by the Federal Deposit Insurance Corporation (“FDIC”) and is subject to regulation, supervision and regular examination by the Commissioner and the FDIC. Old Line Bank’s deposits are insured to the maximum legal limits by the FDIC.

In June 2012, we established Old Line Financial Services as a division of Old Line Bank and hired an individual with over 25 years of experience to manage this division. Old Line Financial Services allows us to expand the services we provide our customers to include retirement planning and products. Additionally, this division offers investment services including investment management, estate and succession planning and allows our customers to directly purchase individual stocks, bonds and mutual funds. Through this division customers may also purchase life insurance, long term care insurance and key man/woman insurance.

As of September 30, 2016, we had consolidated assets, deposits and stockholders’ equity of approximately $1.7 billion, $1.3 billion and $151.9 million, respectively.
Our principal executive offices are located at 1525 Pointer Ridge Place, Bowie, Maryland 20716. Our telephone number is (301) 430-2500. Our website address is www.oldlinebank.com. The information on our website is not part of this prospectus.

Recent Acquisitions

Regal Bancorp, Inc. On December 4, 2015, we completed our acquisition of Regal Bancorp, Inc., the parent company of Regal Bank & Trust (“Regal Bank”). Immediately thereafter Regal Bank was merged with and into Old Line Bank, with Old Line Bank the surviving bank. We acquired Regal Bank’s three branches in the merger, facilitating Old Line Bank’s entry into the Baltimore County and Carroll County, Maryland markets. The merger strengthened Old Line Bank’s status as the third largest independent commercial bank based in Maryland, with assets of more than $1.5 billion at closing and 23 full service branches serving eight Maryland counties.

WSB Holdings, Inc. On May 10, 2013, Old Line Bancshares acquired WSB Holdings, Inc., the parent company of The Washington Savings Bank, F.S.B. (“WSB”). In connection with the acquisition, WSB was merged with and into Old Line Bank, with Old Line Bank the surviving bank. We acquired five WSB branches, its headquarters building and its established mortgage origination group in this acquisition. The mortgage origination group originates residential real estate loans for our portfolio and loans classified as held for sale to be sold in the secondary market. Two of the acquired branches were closed on December 31, 2014 and two more have been targeted for closure in September 2016, as discussed below under “— Recent Developments — 2016 Organizational Review.” This acquisition increased Old Line Bancshares, Inc.’s total assets by more than $310 million immediately after closing.

Maryland Bankcorp, Inc. On April 1, 2011, Old Line Bancshares acquired Maryland Bankcorp, Inc., the parent company of Maryland Bank & Trust Company, N.A. (“MB&T”). In connection with the acquisition, MB&T was merged with and into Old Line Bank, with Old Line Bank the surviving bank. The acquisition of MB&T’s ten full-service branches expanded our market presence in Calvert and St. Mary’s Counties. The acquisition increased Old Line Bancshares’ total assets by more than $345 million immediately after closing to approximately $750 million. Two of the acquired branches were closed on December 31, 2014.

Recent Developments

2016 Organizational Review

In June 2016, our management conducted an organizational review that identified areas of job overlap as well as areas requiring improved staffing efficiencies. As a part of this process several departments were identified for small strategic reductions in order to maintain competitive efficiency levels. The implementation of this organizational review is expected to produce quarterly savings in salaries, benefits and taxes of approximately $285,000.

In addition, on July 5, 2016, we announced plans to realign Old Line Bank’s branch offices within our market area, which includes the closing and consolidation of three branches. We closed the Accokeek, Bowie-Mitchellville Road and Odenton branches on September 30, 2016, which is expected to further reduce salaries and benefits, taxes and operational expenses. These closings and consolidations are a result of an evaluation that measured near-term growth potential in the current locations as well as Old Line Bank’s ability to continue to service clients’ needs at nearby locations.

Pointer Ridge

On August 19, 2016, Old Line Bank purchased the aggregate 37.5% interest in Pointer Ridge Office Investment, LLC (“Pointer Ridge”) not held by Old Line Bancshares for an aggregate of $280,139 pursuant to Agreements of Purchase and Sale of Membership Interests that the Bank entered into with each of the prior owners of the remaining (in aggregate) 37.5% interest in Pointer Ridge. Pointer Ridge owns our headquarters building, which we lease from Pointer Ridge.

An entity controlled by Frank Lucente, a director of Old Line Bancshares and Old Line Bank, owned 12.50% of Pointer Ridge and therefore received at the closing of the transaction a portion of the purchase price equal to $93,380.

On September 2, 2016, we paid off the entire $5.8 million principal amount of a promissory note previously issued by Pointer Ridge, for which Old Line Bancshares had guaranteed payment of up to 62.50% of any loan payments plus any costs the lender incurred resulting from any omissions or alleged acts by Pointer Ridge. Upon the Bank’s purchase of the remaining 37.5% interest in Pointer Ridge, the entire principal amount of the promissory note, which matured on September 5, 2016, became our obligation.

At a later date, we intend to transfer Old Line Bancshares’ ownership interest in Pointer Ridge to the Bank and then dissolve Pointer Ridge.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any updates described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business and operations. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes: contribution to the capital of our bank subsidiary to support its lending and investing activities; repayment of our debt; redemption of our capital stock; to support or fund acquisitions of other institutions or branches as and if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods shown. We had no shares of preferred stock outstanding during any of the periods presented in the table below.

	Nine Months Ending September 30,		Years Ending December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands except per share data)
Fixed charges:
Deposit interest expense	$4,002	$3,051	$4,247	$3,402	$3,716	$4,235	$4,390
Interest expense on borrowings	1,182	435	617	498	486	823	429
Total Fixed Charges	$5,184	$3,486	$4,864	$3,900	$4,202	$5,058	$4,819
Earnings available for fixed charges:
Pre-tax income	$3,253	$12,558	$15,846	$9,787	$11,349	$10,185	$7,159
Add: Fixed charges	5,696	3,486	4,684	3,900	4,202	5,058	5,219
Less: Capitalized interest	(512)	0	0	0	0	0	0
Add: Net loss - noncontrolling interest	0	5	4	38	92	65	148
Total Earnings available for fixed charges	$18,437	$16,049	$20,534	$13,725	$15,643	$15,308	$12,526
Ratio of earnings to total fixed charges	3.56	4.60	4.22	3.52	3.72	3.03	2.60
Ratio of earnings to fixed charges less interest on deposits	0.23	0.12	0.13	0.13	0.12	0.16	0.09

For purposes of computing the ratios, earnings represent income before income taxes plus fixed charges.

THE SECURITIES WE MAY OFFER

The securities that we may offer from time to time through this prospectus are:

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common stock;
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preferred stock, which we may issue in one or more series;
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warrants entitling the holders to purchase common stock or preferred stock;
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units; and
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debt securities, which we may issue in one or more series.
We will describe in a prospectus supplement that we will deliver with this prospectus the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

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the type and amount of securities that we propose to sell;
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the offering price of the securities;
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maturity provisions;
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redemption, conversion, exercise, exchange, transfer, settlement or sinking fund terms, if any;
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conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
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ranking;
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voting or other rights, if any;
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the names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;
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compensation, if any, of those underwriters, agents or dealers;
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details regarding over-allotment options, if any;
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the net proceeds to us;
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information about any securities exchange or automated quotation system on which the securities will be listed or traded;
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the material United States federal income tax considerations applicable to the securities;
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any material risk factors associated with the securities; and
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any other material information about the offer and sale of the securities.
In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF OUR COMMON STOCK

The following description sets forth certain general terms and provisions of our common stock. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation (“articles”) and bylaws.

General

Old Line Bancshares is currently authorized to issue 25,000,000 shares of common stock, par value $0.01 per share. As of December 21, 2016, we had 10,908,915 shares of common stock issued and outstanding. Subject to the rights of holders of preferred stock or any other stock with superior dividend rights, holders of our common stock are entitled to receive dividends if and when our board of directors declares dividends from funds legally available.  In addition, holders of common stock share ratably in our net assets upon our voluntary or involuntary liquidation, dissolution or winding up, after distributions are made to anyone with more senior rights. All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that we issue will be fully paid and non-assessable.

Under Maryland law, Old Line Bancshares is not permitted to pay dividends if, as a result, it would be unable to pay its debts as they come due in the ordinary course of business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time the dividend is paid, to satisfy the preferential rights on dissolution of any stockholders whose preferential rights on dissolution are superior to those stockholders receiving the dividend.

In general, each outstanding share of common stock entitles the holder to vote for the election of directors and on all other matters requiring stockholder action, and each share is entitled to one vote. Holders of common stock have no conversion, sinking fund, redemption rights or preemptive rights to subscribe to any of our securities.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Board of Governors of the Federal Reserve System (the “FRB”) before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the FRB before acquiring 25% or more of our voting stock and in certain circumstances, more than 10% of our voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.  The common stock is listed on the NASDAQ Capital Market under the symbol “OLBK.”

DESCRIPTION OF OUR PREFERRED STOCK

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.01 per share. As discussed below, we had previously issued 7,000 shares of our Fixed Rate Cumulative Preferred Stock, Series A, to the U.S. Department of the Treasury, and we redeemed all such shares of preferred stock in 2009. As a result, pursuant to our articles of incorporation our board of directors has the power to authorize the issuance of up to 1,000,000 shares of our preferred stock, without stockholder approval, in one or more series or without series. Prior to issuance of shares of each series of preferred stock, the board of directors is required to fix for each series the designation, preferences, voting powers, qualifications, conversion rights, redemption provisions and special and relative rights or privileges of each such series. As discussed below under “Certain Anti-Takeover Provisions,” the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of our stockholders might believe to be in their best interests or in which they might receive a premium for their shares of common stock over the market price of such shares.

On December 5, 2008, we issued 7,000 shares ($7 million) of our Series A Preferred Stock to the U.S. Department of the Treasury pursuant to the Capital Purchase Program under the Troubled Asset Relief Program implemented pursuant to the Emergency Economic Stabilization Act of 2008. On July 15, 2009, we paid the U.S. Treasury $7,058,333 to repurchase the preferred stock. The amount paid included the liquidation value of the preferred stock and $58,333 of accrued but unpaid dividends.

 As of the date of this prospectus, no shares of preferred stock are outstanding.

Prior to the issuance of preferred stock, we will amend our articles by filing articles supplementary, which will designate the series of preferred stock, if any, and the number of shares and terms of such preferred stock. The issuance of any preferred stock could adversely affect the rights of holders of common stock and, therefore, reduce the value of the common stock.

The terms of any preferred stock sold pursuant to the registration statement of which this prospectus is a part will be described in the applicable prospectus supplement (and any applicable free writing prospectus) relating to the offering of such preferred stock, including, where applicable:

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title and stated or liquidation value;
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the number of shares offered and the initial offering price;
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voting rights and other protective provisions;
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any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;
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the date from which dividends will accumulate, if applicable;
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the terms and amount of a sinking fund, if any, for purchase or redemption;
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redemption rights, including conditions and the redemption price(s), if applicable;
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the terms and conditions upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;
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the terms and conditions upon which shares will be exchangeable for debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;
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the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;
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any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
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the condition and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or any other class of our shares ranking junior to such shares as to dividends or upon liquidation;

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the conditions and restrictions, if any, on the creation of indebtedness of us or any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to such shares as to dividends or upon liquidation; and
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any other specific terms, preferences, rights, privileges, limitations or restrictions.
The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities, in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

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title of the warrants;
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the aggregate number of warrants;
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the price or prices at which the warrants will be issued;
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the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;
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the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;
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the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;
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the purchase price for each security purchasable on exercise of the warrants;
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the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
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the periods during which and places at which such warrants are exercisable;
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the minimum or maximum amount of the warrants that may be exercised at any one time;
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any anti-dilution protection provisions;
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the provisions, if any, for changes to or adjustments in the exercise price of the warrants;
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the terms of any right that we may have to redeem or call the warrants;

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the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;
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the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;
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the name and address of the warrant agent, if any;
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whether the warrants will be issued in certificated or book-entry form; and
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any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.
Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable, and for a specified period of time may be transferable, only as a single security, rather than as the separate constituent securities comprising such units. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

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the title of the units;
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the aggregate number of units offered;
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identification and description of the separate constituent securities comprising the units;
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the price or prices at which the units will be issued;
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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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the effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;
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any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising those units;
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the name and address of the unit agent, if any;
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whether the units will be issued in certificated or book-entry form; and

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any other material terms of the units and their constituent securities, including procedures and limitations relating to the transferability, exchange, exercise or amendment of such units and the constituent securities comprising the units.
The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, any unit agreements will be governed by the laws of the State of Maryland. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of any unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement (or free writing prospectus) will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreement for a complete description of all of the terms of any unit offered.

DESCRIPTION OF DEBT SECURITIES

General

We may issue subordinated debt securities from time to time in one or more series under the Subordinated Indenture dated as of August 15, 2016, by and between Old Line Bancshares, Inc. and U.S. Bank National Association as Trustee (which we sometimes refer to as the “base indenture”), filed as an exhibit to the registration statement of which this prospectus is a part, which may be supplemented or amended from time to time. References in this prospectus to the “indenture” mean such base indenture as so supplemented or amended. This section summarizes terms that apply generally to all debt securities and series of debt securities that may be issued hereunder. If we offer subordinated debt securities, we will describe most of the financial and other specific terms of your series in the prospectus supplement for that series. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus with respect to your debt security, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

The indenture will contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in such indenture. Your rights are defined by the terms of any applicable indenture, not the summary provided herein. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements, and any supplemental indenture entered into in connection with that series of debt securities. There may be other provisions that also are important to you.

Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and no series of subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors, unless otherwise provided in a supplemental indenture.

The debt securities will be our direct obligations. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries (including Old Line Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to U.S. Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. That description will contain all or some of the following, as applicable:

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the title of the debt securities;
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the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;
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the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;
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the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;
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the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;
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the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;
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the interest rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the interest rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;

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our right, if any, to extend the principal payment date or dates and the duration of that extension;
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our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;
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any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;
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our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;
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if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;
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whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;
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whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;
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provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;
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any additional events of default or other covenants with respect to the debt securities;
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any additional terms of subordination of any series of debt securities;
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restrictions on transfer, sale or other assignment, if any;
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whether the debt securities will be issued in registered or bearer form, or both;

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if the debt securities will be issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;
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the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;
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whether the debt securities will be sold as part of units consisting of debt securities and other securities;
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if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;
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whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;
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whether the terms of the debt securities will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
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the trustee, authenticating or paying agent, transfer agent or registrar; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
Consolidation, Merger or Sale

The base indenture does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets, except that any successor of ours or acquiror of such assets must be an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia or any jurisdiction thereof, and must expressly assume all of our obligations under the debt securities and the performance of every other covenant of the indenture on the part of the Company. In addition, the terms of any debt securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our property and assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Defaults; Events of Default

Events that Constitute an Event of Default

The events of default under the base indenture, subject to modification or deletion as provided in a supplemental indenture with respect to any specific series of debt securities, include the following events: (i) if we fail to pay interest on the debt securities as and when due and such failure continues for 30 days; (ii) if we fail to pay the principal of the debt securities as and when due; (iii) if we breach any covenant or agreement contained in the indenture and such failure continues for 90 days following notice of the same; (iv) if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to us that continues unstayed and in effect for a period of 60 consecutive days; or (v) if we commence a bankruptcy or insolvency proceeding, consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consent to the appointment of a receiver, liquidator or similar official, make a general assignment for the benefit of creditors or fail generally to pay our debts as they become due.

Acceleration of Maturity; Rescission and Annulment

If an event of default with respect to debt securities of any series occurs by reason of bankruptcy, insolvency or reorganization involving the Company (or other events of default to the extent set forth in, and subject to the terms of, the applicable supplemental indenture) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal amount of the debt securities due and payable immediately.

At any time after a declaration of acceleration with respect to any series of debt securities has been made, and before a judgment or decree for payment of the money due has been obtained or entered, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may waive all defaults and rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay:

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all matured installments of interest on the debt securities to the date of payment; and
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all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and any other amounts due to the trustee for compensation and indemnification as provided in the indenture;
and (ii) all events of default with respect to the debt securities of such series, other than the nonpayment of the principal of, or any premium and accrued interest on, debt securities of such series that have become due solely by acceleration, have been cured or waived.

Default in Payment of Principal or Interest

If we default in the payment of (i) any installment of interest on the debt securities of any series (after giving effect to any deferral period applicable to such series), and such default shall have continued for 30 days, or (ii) the principal of the debt securities of any series, then upon demand by the trustee, we are required to pay to the trustee, for the benefit of the holders of such debt securities, the amounts due and payable on such debt securities for principal, any premium and accrued interest, as well as such further amounts to cover the costs and expenses of collection of such amounts due.

Under the base indenture there is no right of acceleration in the case of a default in the payment of principal of or interest on any debt securities of any series or in our non-performance of any other obligation under the debt securities or the indenture.

Waiver of Defaults and Events of Default

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults in respect of a covenant or provision that cannot be modified or amended under the indenture without the consent of the holder of each outstanding debt security of the series affected. Any waiver would cure the default or event of default.

Limitations on Enforcement of Remedies

Subject to the terms of the indenture, if a default or event of default under the indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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the direction so given by the holder (i) is not in conflict with any law or the indenture, (ii) does not expose the trustee to personal liability, and (iii) is not unduly prejudicial to the holders of the debt securities of such series not joining in such direction; and
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the trustee may take any other action it deems proper that is not inconsistent with the indenture and such direction.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, only if:

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such holder has previously given written notice to the trustee of a continuing default with respect to that series;
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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series shall have made written request to the trustee to institute proceedings in respect of such default in its own name as trustee under the indenture;
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such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;
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the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
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no direction inconsistent with such written request has been given to the trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding debt securities of that series.
In any event, the base indenture provides that no one or more of such holders will have any right under the indenture to affect, disturb or prejudice the rights of any other holder, to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of such series.

We will annually file statements with the trustee regarding our compliance with the conditions and covenants in the indenture.

Subordination of the Debt Securities

The base indenture provides that our obligation to make any payment on account of the principal and interest on any debt securities is subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness. “Senior Indebtedness” is defined in the base indenture to mean all of our:

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indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments;
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deferred obligations for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;
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obligations under letters of credit;
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capital lease obligations;
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indebtedness or other obligations with respect to interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates;

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any obligations of ours to our general creditors (as defined for purposes of the capital adequacy regulations of the FRB applicable to us as the same may be amended or modified from time to time); and
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all obligations of the type referred to in first five bullet points above of other persons or entities for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;
in each case, whether outstanding on the date that we entered into the base indenture or arising after that time, and other than obligations ranking equally with the debt securities or ranking junior to the debt securities. Notwithstanding the foregoing, and for the avoidance of doubt, if the FRB (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the indenture will have the meaning as described in that rule or interpretation.

Indebtedness and obligations that rank junior to the debt securities under the terms of the base indenture include any indebtedness, the terms of which provide that such indebtedness ranks junior in right of payment to the debt securities, with respect to which the debt securities rank senior in right of payment and upon liquidation.

All liabilities of the Bank and our other subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during our subsidiaries’ ordinary course of business or otherwise, will be effectively senior to the debt securities to the extent of the assets of such subsidiaries. As of September 30, 2016, on a consolidated basis, our outstanding indebtedness and other liabilities totaled approximately $1.5 billion, which includes approximately $1.3 billion of deposit liabilities that would be structurally senior to the debt securities.

Over the term of any debt securities of any series issued hereunder, we will need to rely primarily on dividends from Old Line Bank to pay interest and principal on our outstanding debt obligations, and to make dividends to our stockholders and payments on our other securities. Regulatory rules may restrict our ability to withdraw capital from the Bank by dividends or other means.

In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition or other similar proceeding relating to us or our property, any proceeding for the liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our Senior Indebtedness would be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the debt securities. Only after payment in full of all amounts owing with respect to Senior Indebtedness will the holders of the debt securities, together with the holders of any of our obligations ranking on a parity with the debt securities, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the debt securities. In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on any Senior Indebtedness beyond any applicable grace period with respect to such Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or the trustee or agent on behalf of the holders of such Senior Indebtedness) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived, or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of, or interest or any additional amounts on, the debt securities or on account of the purchase or other acquisition of any debt securities.

In the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the debt securities may receive less, ratably, than our other creditors. With respect to the assets of a subsidiary of ours, our creditors (including holders of the debt securities) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the indenture, if the trustee or any holder of any of the debt securities of any series, in any proceeding referred to above, receives any payment or distribution of our assets, whether in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the debt securities, in contravention of the subordination provisions applicable to such debt securities before all Senior Indebtedness is paid in full, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

We are obligated to pay compensation to the trustee as shall be agreed in writing between us and the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the debt securities. The trustee’s claims for these payments will generally be senior to those of the holders of the debt securities in respect of all funds collected or held by the trustee.

The base indenture does not contain any limitation on the amount of Senior Indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the debt securities that may be hereafter incurred by us or our subsidiaries, including Old Line Bank.

Modification of Indenture; Waiver

The base indenture provides that we and the trustee may modify or amend the indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of the outstanding debt securities of any series; provided that any modification or amendment may not, without the consent of each holder of the outstanding debt securities of any series affected thereby:

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change the stated maturity of the principal of, any sinking fund obligation or any installment of interest on, any debt security;
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reduce the principal amount or the rate of interest on any debt security;
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reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture;
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reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture with respect to the debt securities of a relevant series;
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extend the time of payment of interest on the debt securities;
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impair (i) the right of any holder of a debt security of any series to receive payment of the principal and interest on such debt security on the respective due dates thereof or (ii) the right to institute suit for the enforcement of any payment on or with respect to the debt securities of such holder;
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change any of the redemption provisions of the debt securities;
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change the coin or currency for payment, of principal, or premium, if any, with respect to, the debt securities; or
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modify any of the provisions with respect to subordination of the debt securities of any series in a manner adverse to holders thereof.

In addition, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of such debt securities, waive compliance by us with certain terms, conditions and provisions of the indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.

In addition, we and the trustee may modify and amend the indenture without the consent of any holders of the debt securities for any of the following purposes:

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to evidence the succession of another person to the Company as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;
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to provide for uncertificated or unregistered debt securities and to make all appropriate changes for such purpose, provided that such action or actions will not adversely affect the interests of the holders of the debt securities in any material respect;
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to establish the form or terms of the debt securities and any related coupons;
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to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;
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to cure any ambiguity or correct any inconsistency in the indenture, provided that the cure or correction does not adversely affect the holders of the debt securities;
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to add events of default for the benefit of the holders of the debt securities;
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to secure or provide for the guarantee of the debt securities;
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to change or eliminate any provisions of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;
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to establish the form of the debt securities and to provide for the issuance of any series of debt securities under the indenture and to set forth the terms thereof, and to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of such debt securities;
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to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or to conform any provision in the indenture to the requirements of the Trust Indenture Act;
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to add to the covenants for the benefit of holders of debt securities or to surrender any right or power conferred upon the Company in the indenture, provided that such action shall not adversely affect the interests of holders of the debt securities; or
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to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture.
Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the indenture and the debt securities of any series in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the indenture and the debt securities in a covenant defeasance. We may do so after we irrevocably deposit with the trustee for the benefit of the holders of the debt securities sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the debt securities. If we choose the legal defeasance option, the holders of the debt securities will not be entitled to the benefits of the indenture except for certain limited rights, including registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and the right to receive payments of the principal of (and premium, if any) and interest on such debt securities when such payments are due.

We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in the applicable federal income tax law. We may not have a default under the indenture or the debt securities on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the debt securities pursuant to the indenture shall be subject to our obtaining any required prior approvals of the FRB.

Satisfaction and Discharge

We may discharge our obligations under the indenture and the debt securities of any series if: (i) all outstanding debt securities of such series have been delivered for cancellation; (ii) (A) all outstanding debt securities of such series have become due and payable or will become due and payable at their stated maturity within one year or all outstanding debt securities of such series are scheduled for redemption within one year, and (B) we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding debt securities and any other sums due on the stated maturity date or such redemption date.

Form, Exchange and Transfer

Pursuant to the base indenture, we may issue the debt securities of each series in registered or unregistered form with or without coupons and in denominations of $1,000 and any integral multiple of $1,000. The base indenture provides that we may issue debt securities of a series in temporary or permanent form, including in global form that will be deposited with, or on behalf of, a depositary named by us, which will be identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the trustee duly executed by the holder, at the office of the registrar designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the registrar that we designate for any debt securities.

If we elect to redeem the debt securities of any series, the registrar will not be required (i) to issue, authenticate, register the transfer of or exchange any debt securities of any series being redeemed for a period of 15 days before a selection of such debt securities to be redeemed or (ii) to register the transfer of or exchange any debt securities so selected for redemption in whole or in part.

Information Concerning the Trustee

As set forth in the base indenture, U.S. Bank National Association will act as the trustee under the indenture pursuant to which the debt securities will be issued. The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Further, the base indenture provides that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series, unless such holders shall have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the applicable record date for such interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check that we will mail to the holder of any registered debt securities. We will name in the applicable prospectus supplement or free writing prospectus any paying agents that we initially designate for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon our request, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

CERTAIN ANTI-TAKEOVER PROVISIONS

Anti-Takeover Provisions in our Articles and Bylaws

General. A number of provisions of our articles and bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of our articles and bylaws that might be deemed to have a potential “anti-takeover” effect. The following description of certain of the provisions of our articles and bylaws is necessarily general and reference should be made in each case to our articles and bylaws.

Extraordinary Transactions.  Our articles of incorporation provide that certain “business combination” (as defined in the articles of incorporation) transactions between us and any person who is the beneficial owner, directly or indirectly, of more than 15% of the shares of our capital stock entitled to vote in the election of directors (an “interested stockholder”) (or between us and an affiliate of the interested stockholder) require a supermajority vote of holders of 80% of our total outstanding shares of capital stock unless a majority of our “disinterested directors” (as defined in the articles of incorporation) approve the business combination if our stockholders are not receiving cash or other consideration in the transaction or, with respect to all other business combination transactions, unless certain fair price and procedural provisions are satisfied.  In general, the articles of incorporation define a “business combination” as:

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any merger or consolidation of Old Line Bancshares or a subsidiary with an interested stockholder or an affiliate of an interested stockholder;
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any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition to or with any interested stockholder or any affiliate of any interested stockholder of any our assets of having an aggregate fair market value equal to or greater than 10% of our assets;
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the issuance or transfer by us or any subsidiary of any securities thereof to any interested stockholder or any affiliate of any interested stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equal to or greater than 10% of our combined assets, except pursuant to an employee benefit plan of Old Line Bancshares;
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any reclassification or recapitalization of Old Line Bancshares, any merger or consolidation of Old Line Bancshares with any of its subsidiaries, or any other transaction (whether or not with or into or otherwise involving an interested stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Old Line Bancshares or any subsidiary that are directly or indirectly owned by any interested stockholder or any affiliate of any interested stockholder; or
●
the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of an interested stockholder or any affiliate of any interested stockholder.
In general, the articles of incorporation define the term “disinterested director” as any person who is not an affiliate or associate of the interested stockholder and who was a member of the board of directors prior to the time that the interested stockholder became an interested stockholder.

Classification of the Board of Directors.  Our articles of incorporation and bylaws provide that we shall have not less than five nor more than 25 directors, the exact number to be fixed by the board of directors, and that the number of directors may be increased or decreased by the board of directors.  Our directors are divided into three classes - Class A, Class B and Class C - each class consisting of an equal number of directors, or as nearly equal as possible, and each serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.  A classified board of directors promotes continuity and stability of management but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.  We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors.

Absence of Cumulative Voting. There is no cumulative voting in the election of our directors.  Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected.  Because a stockholder entitled to cumulative voting may cast all of his, her or its votes for one nominee or disperse his, her or its votes among nominees as he, she or it chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation’s board of directors.

The absence of cumulative voting means that the holders of a majority of our shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Amendment of Articles of Incorporation and Bylaws. Our articles of incorporation generally provide that amendments to the articles, including those that would impact anti-takeover provisions, must be approved by the holders of at least two-thirds of the shares entitled to be voted on the matter.  Stockholders generally have no right to amend the bylaws.

Removal of Directors.  Our articles of incorporation and bylaws provide that a director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors and only for cause.

Authorized Shares.  As indicated above, our articles of incorporation authorize the issuance of 25,000,000 shares of common stock and 1,000,000 shares of preferred stock.  The authorization of shares of common and preferred stock in excess of the amount issued provides our board of directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock options or other stock-based compensation.  The unissued authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us.  As discussed further below, the board of directors’ right to set the terms of one or more series of preferred stock also has anti-takeover effects.

Procedures For Stockholder Nominations.  Our bylaws provide that any stockholder desiring to make a nomination for the election of directors must submit written notice to us prior to the meeting.  This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best interests of stockholders generally.

Anti-Takeover Provisions in the Maryland General Corporation Law

In addition to the provisions contained in Old Line Bancshares’ articles and bylaws, the MGCL includes certain provisions applicable to Maryland corporations that may have an anti-takeover effect, including, but not limited to, the provisions discussed below.

Business Combinations. Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as described in the MGCL) are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. Thereafter a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In addition, Maryland’s business combination statute does not apply to a corporation that “opts out” of the business combination statute through a provision in its articles of incorporation. Old Line Bancshares has not elected to “opt out” of Maryland’s business combination statute through such a provision.

Control Share Acquisitions. The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the “control shares” except to the extent approved by a vote of holders of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an “acquiring person statement”), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

Unless the corporation’s articles of incorporation or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within ten days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the articles of incorporation or bylaws provides otherwise, if voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise dissenters’ rights. The fair value of the shares as determined for purposes of such dissenters’ rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Maryland’s control share acquisition statute does not apply to individuals or transactions that are approved or exempted (whether generally or specifically) in a provision of the corporation’s articles of incorporation or bylaws before the control share acquisition occurs. Old Line Bancshares has not approved or exempted any individuals or transactions through such a provision.

Effect of Anti-Takeover Provisions

The foregoing provisions of the articles of incorporation and bylaws and Maryland law could have the effect of discouraging an acquisition of Old Line Bancshares or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make Old Line Bancshares less attractive to a potential acquirer and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believes that these provisions are in Old Line Bancshares’ best interests and the best interests of its stockholders. In the board of directors’ judgment, the board of directors is in the best position to determine Old Line Bancshares’ true value and to negotiate more effectively for what may be in the best interests of our stockholders. Accordingly, the board of directors believes that it is in our best interests and in the best interests of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.

Despite the board of directors’ belief as to the benefits to Old Line Bancshares of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Our board of directors, however, believes that the potential benefits of these provisions outweigh their possible disadvantages.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in any one or more of the following ways:

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directly to investors or purchasers;
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to investors through agents

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directly to agents;
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to or through brokers, dealers or agents;
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to the public through underwriting syndicates led by one or more managing underwriters;
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to one or more underwriters acting alone for resale to investors or to the public;
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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; and
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through a combination of any such methods of sale.
Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at: (1) a fixed price or prices that may be changed; (2) market prices prevailing at the time of sale; (3) prices related to the prevailing market prices; or (4) negotiated prices.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on The Nasdaq Stock Market, LLC, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The prospectus supplement will, where applicable:

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describe the terms of the offering;
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identify any underwriters, dealers or agents;
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identify any managing underwriter or underwriters;
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disclose the purchase price of the securities;
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disclose the net proceeds from the sale of the securities;
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describe any delayed delivery arrangements;
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describe any underwriting discounts, commissions and other items constituting underwriters’ compensation;
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disclose any initial public offering price;
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describe any discounts or concessions allowed or reallowed or paid to dealers; and
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describe any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell directly the securities offered through this prospectus. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Stock Market LLC, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

Other than with respect to our common stock, unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any such activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Stock Market LLC may engage in passive market making transactions in the securities on The Nasdaq Stock Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ober, Kaler, Grimes & Shriver, a Professional Corporation, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of Old Line Bancshares, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Dixon Hughes Goodman LLP, an independent registered public accounting firm, as stated in their reports incorporated herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Old Line Bancshares, Inc.

$100,000,000

Common Stock
Preferred Stock
Warrants
Units
Debt Securities

_______________________________

PROSPECTUS
___________________________

  December 22, 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

Registration fee under the Securities Act	$11,590
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and EDGAR fees	$*
Other miscellaneous fees and expenses
Total	$11,590
* Fees and expenses will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Section 2-418 of the Maryland General Corporation Law establishes provisions that a corporation may (and, unless otherwise provided in the corporation’s articles of incorporation, if the party to be indemnified is successful on the merits or otherwise, must) indemnify any director or officer made party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of service in the capacity of a director or officer, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such proceeding, unless it is proved that (a) the act or omission for which the director or officer seeks indemnification was material to the matter giving rise to the action, suit or proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. If the proceeding is a derivative suit in favor of the corporation, indemnification may not be made in any proceeding in which the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

The Registrant’s Articles of Amendment and Restatement (the “Charter”) provide for indemnification and the advancement of expenses for any person who is serving or has served as a director or officer of the Registrant to the fullest extent permitted under the Maryland General Corporation Law.

The rights of indemnification provided in the Charter are not exclusive of any other rights that may be available under any insurance or other agreement, by resolution of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.          Description

1.1          Form of Underwriting Agreement*

4.1          Specimen Certificate of the Registrant’s Common Stock^

4.2          Form of Articles Supplementary for Preferred Stock*

4.3          Form of Specimen Certificate of the Registrant’s Preferred Stock*

4.4          Form of Warrant Agreement*

4.5          Form of Warrant*

4.6          Form of Unit Agreement*

4.7          Form of Unit*

4.8          Specimen of Debt Security*

4.9          Subordinated Indenture dated as of August 15, 2016 by and between Old Line Bancshares, Inc. and U.S. Bank National Association

5.1          Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the validity of the securities registered hereunder (to be filed by amendment)

23.1        Consent of Dixon Hughes Goodman LLP

23.2        Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (to be included in Exhibit 5.1)

24.1        Power of Attorney

25.1        Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Debt Securities**

* If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

^ Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4, under the Securities Act of 1933, as amended (File Number 333-184924).

** Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Registration Statement on Form S-4, under the Securities Act of 1933, as amended (File Number 333-214012).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shallbe deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowie, State of Maryland, on December [__], 2016

OLD LINE BANCSHARES, INC.

By:	/s/ James W. Cornelsen
James W. Cornelsen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Cornelsen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James W. Cornelsen	Director, President and Chief Executive Officer (Principal Executive Officer	December 22, 2016
James W. Cornelsen

/s/ Elise M. Hubbard	Chief Financial Officer (Principal Accounting and Financial Officer	December 22, 2016
Elise M. Hubbard

/s/ Craig E. Clark	Director and Chairman of the Board	December 22, 2016
Craig E. Clark

/s/ G. Thomas Daugherty	Director	December 22, 2016
G. Thomas Daugherty

/s/ James F. Dent	Director	December 22, 2016
James F. Dent

/s/ Andre’ J. Gingles	Director	December 22, 2016
Andre’ J. Gingles

/s/ Thomas H. Graham	Director	December 22, 2016
Thomas H. Graham

	Director	December 22, 2016
William J. Harnett

/s/ Frank Lucente, jr.	Director	December 22, 2016
Frank Lucente, Jr.

/s/ Gail D. Manuel	Director	December 22, 2016
Gail D. Manuel

/s/ Carla Hargrove McGill	Director	December 22, 2016
Carla Hargrove McGill

/s/ Gregory S. Proctor, Jr.	Director	December 22, 2016
Gregory S. Proctor, Jr.

/s/ Jeffrey A. Rivest	Director	December 22, 2016
Jeffrey A. Rivest

/s/ Suhas R. Shah	Director	December 22, 2016
Suhas R. Shah

/s/ John M. Suit, II	Director	December 22, 2016
John M. Suit, II

/s/ Frank E. Taylor	Director	December 22, 2016
Frank E. Taylor

Exhibit Index

Exhibit No.         Description

1.1          Form of Underwriting Agreement*

4.1          Specimen Certificate of the Registrant’s Common Stock^

4.2          Form of Articles Supplementary for Preferred Stock*

4.3          Form of Specimen Certificate of the Registrant’s Preferred Stock*

4.4          Form of Warrant Agreement*

4.5          Form of Warrant*

4.6          Form of Unit Agreement*

4.7          Form of Unit*

4.8          Specimen of Debt Security*

4.9          Subordinated Indenture dated as of August 15, 2016 by and between Old Line Bancshares, Inc. and U.S. Bank National Association

5.1          Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the validity of the securities registered hereunder (to be filed by amendment)

23.1        Consent of Dixon Hughes Goodman LLP

23.2        Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (to be included in Exhibit 5.1)

24.1        Power of Attorney

25.1        Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Debt Securities**

* If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

^ Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4, under the Securities Act of 1933, as amended (File Number 333-184924).

** Previously filed by Old Line Bancshares, Inc. as a part of, and incorporated by reference from, Old Line Bancshares, Inc.’s Registration Statement on Form S-4, under the Securities Act of 1933, as amended (File Number 333-214012).